UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2011
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54192 (Commission File Number)	33-0810505 (I.R.S. Employer Identification No.)

5751 Copley Drive, Suite B
San Diego, CA (Address of principal executive offices)	92111 (Zip Code)
(858) 966-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of matters to a Vote of Security Holders.
The following matters were voted upon at the Annual Meeting of Stockholders of REVA Medical, Inc. (the “Company”), held on 23 May 2011, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 22, 2011 U.S. Pacific Daylight Time):
1.	To elect two members of the Board. The stockholders elected two Class I directors to hold office until the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal, by the following votes:

			Broker
Name of Directors Elected	For	Withhold	Non-Votes
Brian H. Dovey	25,264,584	0	0
Anne Keating	25,264,584	0	0
The following individuals are continuing directors with terms expiring upon the 2012 Annual Meeting of Stockholders: Gordon E. Nye and Robert Thomas.
The following individuals are continuing directors with terms expiring upon the 2013 Annual Meeting of Stockholders: Robert B. Stockman and James J. Schiro.
2.	To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accountant for the 2011 fiscal year. The proposal was approved by the following vote:

For	Against	Abstain
25,264,584	0	0
3.	To vote on an advisory (non-binding) basis on the compensation of our named executive officers. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
25,264,584	0	0	0
4.	To vote on an advisory (non-binding) basis on the frequency of an advisory vote on executive compensation in the future. The vote of every One Year received the largest number of votes, as indicated below:

				Broker
One Year	Two Years	Three Years	Abstain	Non-Votes
23,346,910	0	1,647,406	270,268	0
Based on these voting results, the Company’s board of directors determined to hold an advisory vote on the compensation of its named executive officers every year until the next stockholder vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers. A stockholder vote on the frequency of stockholder votes on the compensation of named executive officers is required to be held at least once every six years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.
Date: May 24, 2011	/s/ Katrina Thompson
Katrina Thompson
Chief Financial Officer (principal financial and accounting officer)